SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]


Check the appropriate box:                    [ ]  Confidential, for Use of the
[ ]  Preliminary Proxy Statement                   Commission Only (as permitted
[X]  Definitive Proxy Statement                    by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to [ ] Rule 240.14a-11(c) or [ ] Rule 240.14a-12



                            Applied Biometrics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  $125 per Exchange Act Rule 0-11(c)(1)(II), 14a-6(I)(1) or Item 22(a)(2) of
     Schedule 14A
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      [APPLIED BIOMETRICS, INC. LETTERHEAD]









Dear Shareholder:

         On behalf of the Board of Directors, I invite you to attend your Company's Annual Meeting of Shareholders. The Annual Meeting will be held on Monday, June 14, 1999 at 3:30 p.m. at the Marquette Hotel, 701 Marquette Avenue, in Minneapolis, Minnesota.

         We would like all our shareholders to be represented at the Annual Meeting, in person or by proxy. To that end, our staff works earnestly to follow up on proxies that are not returned. Please help us by taking a few minutes to complete the enclosed proxy card and drop it in the mail even if you plan to attend the Annual Meeting. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire. Your promptness is much appreciated.

                                       Very truly yours,



                                       Andrew M. Weiss
                                       Chief Executive Officer and President

                            APPLIED BIOMETRICS, INC.

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 14, 1999


         Notice is hereby given that the Annual Meeting of Shareholders of Applied Biometrics, Inc. (the "Company") will be held on June 14, 1999 at the Marquette Hotel, 701 Marquette Avenue, Minneapolis, Minnesota 55402. The meeting will convene at 3:30 p.m. for the following purposes:

         1. To elect three directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualify:

         2. To approve an amendment to the Company's Articles of Incorporation to increase the Company's authorized shares of common stock from 10,000,000 to 20,000,000 and to authorize the creation of a class of undesignated stock;

         3. To ratify and approve the appointment of independent public accountants for the Company for the current fiscal year; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                       For the Board of Directors,



                                       Patrick Delaney
                                       SECRETARY


Burnsville, Minnesota 55337
April 30, 1999

To assure your representation at the meeting, please sign, date, and return your proxy which is located on the outside of this envelope. A postage-paid envelope is enclosed for this purpose. The proxy is solicited by management and may be revoked or withdrawn by you at any time before it is exercised.

                            APPLIED BIOMETRICS, INC.


                                 PROXY STATEMENT


                                     GENERAL

         This Proxy Statement is furnished to the shareholders of Applied Biometrics, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on June 14, 1999 or any adjournment thereof.


         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company's principal offices are located at 501 East Highway 13, Suite 108, Burnsville, Minnesota 55337, its telephone number is (612) 890-1123 and its facsimile number is (612) 890-1104. The mailing of this Proxy Statement to shareholders of the Company commenced on or about May 10, 1999.


         Any proxy may be revoked by request in person at the Annual Meeting or by written notice mailed or delivered to the Secretary of the Company at any time before it is voted. If not revoked, proxies will be voted as specified by the shareholders. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the slate of directors proposed by the Board of Directors and listed herein and in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders.


         The Company has outstanding only one class of stock, $.01 par value Common stock of which 4,467,337 shares were issued and outstanding on April 26, 1999. Each share is entitled to one vote on all matters presented to shareholders. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on April 26, 1999 will be entitled to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.


         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth as of April 1, 1999 the number and percentage of outstanding shares of Common stock of the Company beneficially owned by each person who is known to the Company to beneficially own more than five percent (5%) of the Common stock of the Company, by each director and nominee of the Company, by each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group:

Name and Address of                                Number of Shares     Percent
 Beneficial Owner                                Beneficially Owned(1)  of Class
 ----------------                                ---------------------  --------

David B. Johnson................................     402,100(2)            9.0%
c/o Miller, Johnson & Kuehn, Incorporated
Suite 800 - Eighth Floor
5500 Wayzata Boulevard
Minneapolis, MN 55416

Aaron Boxer Revocable Trust.....................     307,000(3)            6.9%
c/o Miller, Johnson & Kuehn, Incorporated
Suite 800 - Eighth Floor
5500 Wayzata Boulevard
Minneapolis, MN 55416

Andrew M. Weiss (4).............................      83,334               1.8%

Joseph A. Marino (5)............................     148,929               3.3%

Demetre Nicoloff, M.D., Ph.D (4)(6).............     109,100               2.4%

Jeffrey W. Green (4)............................      56,600               1.3%


All directors, nominees and executive officers
as a group (6 persons) (4)......................     433,563               9.2%

----------------------
* Less than 1%


(1) Unless otherwise indicated, each person has sole voting and dispositive power over such shares.

(2) Based on a Schedule 13G dated February 12, 1998 and filed with the Securities and Exchange Commission. Of the 402,100 shares reported, Mr. Johnson has sole voting and dispositive power with respect to 107,450 shares and shares voting and dispositive power with respect to 294,650 shares.

(3) Based on a Schedule 13G dated February 12, 1998 and filed with the Securities and Exchange Commission.

(4) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of April 1, 1999. Mr. Weiss, 83,334 shares; Dr. Nicoloff, 88,267 shares; Mr. Green, 26,600 shares; and by all directors, nominees and executive officers as a group, 230,701 shares. Includes options to purchase 28,200 shares held by Dr. Nicoloff which will vest if he is re-elected to the Company's Board of Directors at the Annual Meeting of Shareholders.


(5)      Includes 29,166 shares held by Mr. Marino's minor children.

(6) Includes 5,000 shares held by Nicoloff Profit Sharing Plan and 7,500 shares held by Nicoloff Properties.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

         The Board of Directors has nominated for election the three persons named below and each has consented to being named a nominee. Mr. Weiss, Mr. Green and Dr. Nicoloff are currently directors of the Company. It is intended that proxies will be voted for such nominees. Each of the nominees was elected at last year's Annual Meeting of Shareholders, except Mr. Weiss, who was elected to the Board by the directors in March 1999. The Board of Directors believes that each nominee named herein will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

         The names of the nominees, their principal occupations for at least the past five years and other information is set forth in the following table:

                                 Principal Occupation                   Director
Name and Age                   and Other Directorships                  Since
------------                   -----------------------                  -----

Andrew M. Weiss     Chief Executive Officer and President of the        March
(42)                Company since March 1, 1999. Acting President       1999
                    of INTELLX of Boulder, Colorado in 1998. From
                    1995 to 1998, Chief Executive Officer and
                    President of Vital Images, Inc.
                    [Minneapolis-based provider of diagnostic and surgical visualization systems.] In 1994 and 1995, Vice-President of Global Sales and
                    Marketing of Marquette Medical Systems, a
                    Milwaukee, Wisconsin-based manufacturer of patient monitoring systems.

Demetre Nicoloff,   Dr. Nicoloff has been a cardiac surgeon for         March
M.D., Ph.D. (65)    more than 15 years, and is presently a Senior       1997
                    Partner of Cardiac Surgical Associates with practices at the Minneapolis Heart Institute and the Saint Paul Heart and Lung Institute.
                    Dr. Nicoloff is a member of the Board of Directors of Optical Sensors, Inc. and Jundt
                    Associates Funds.

Jeffrey W. Green    Co-founder and Chairman of the Board of             June
(58)                Hutchinson Technology, Inc. (a manufacturer of      1998
                    disk drive components). Mr. Green has been Chairman of the Board of Hutchinson Technology,
                    Inc. since 1983 and served as its Chief
                    Executive Officer from January 1983 to May
                    1996. Mr. Green is also a director of Medwave, Inc. (manufacturer of blood pressure measuring devises) and of Contimed, Inc. (a manufacturer of catheters).


          MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE

                          -----------------------------

                      OTHER INFORMATION REGARDING THE BOARD

BOARD MEETINGS

         The Board of Directors met six times during 1998 and took action in writing in lieu of a meeting once. None of the incumbent directors attended fewer than 75% of the aggregate of the total number of Board meetings and Committee meetings on which he served during 1998.

BOARD COMMITTEES

         The Audit Committee of the Board of Directors, which is currently composed of Dr. Nicoloff and Mr. Green, met once during 1998. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of the audits by, and the recommendations of, the Company's independent auditors and approves services provided by the auditors. The Audit Committee also reviews the audited financial statements of the Company.

         The Compensation Committee of the Board of Directors, which consists of Dr. Nicoloff and Mr. Green, did not take action during 1998. The Compensation Committee makes recommendations to the Board of Directors regarding the employment practices and policies of the Company and the compensation paid to Company officers and administers the Company's stock plans.

         The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ending December 31, 1998, 1997 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Joseph A. Marino, the Company's Chairman, Chief Executive Officer and President (the "Named Executive"). None of the Company's other executive officers received more than $100,000 in cash compensation during 1998.


                           SUMMARY COMPENSATION TABLE

                                              ANNUAL             LONG-TERM
                                           COMPENSATION         COMPENSATION
     Name and Principal                                    Securities Underlying
         Position                  Year       Salary              Options
         --------                  ----       ------              -------

Joseph A. Marino, Chairman         1998      $170,000                -0-
    Chief Executive                1997       170,000                -0-
    and President                  1996       170,000                -0-

                       OPTIONS GRANTED IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------
                                                                                Potential Realizable
                                                                                   Value at Assumed
                                                                                Annual Rates of Stock
                                                                                Price Appreciation for
                                          Individual Grants                          Option Term
------------------------------------------------------------------------------------------------------
                    Number of     % of Total
                    Securities      Option
                    Underlying     Granted to      Exercise or
                      Options     Employees in     Base Price     Expiration
Name                  Granted      Fiscal Year       ($/Sh)          Date          5%           10%
------------------------------------------------------------------------------------------------------
Joseph Marino          40,000          19%           7.50           3/10/08      165,398       407,384
------------------------------------------------------------------------------------------------------
Joseph Marino         110,000          53%           7.50           3/10/08      454,846     1,120,307
------------------------------------------------------------------------------------------------------


                          FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED             IN-THE-MONEY
                               OPTIONS AT 12/31/98          OPTIONS AT 12/31/98 (1)
                           ---------------------------    ---------------------------
      NAME                 EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
      ----                 -----------   -------------    -----------   -------------
Joseph A. Marino             300,000        100,000        $2,400,000     $800,000

-------------------
(1) Based on the closing market price of $8.00 per share for the Company's Common stock on December 31, 1998.


EMPLOYMENT AGREEMENT OF CHIEF EXECUTIVE OFFICER

         Joseph A. Marino entered into an employment agreement with the Company as of May 7, 1993 for a term of one year beginning January 1, 1994 and thereafter continuing in effect from year to year unless terminated. Under the employment agreement, as amended by Amendment No. 1 dated as of July 1, 1994, Mr. Marino was paid an annual compensation of $170,000. In connection with the Company's spin-off of Cardia, Inc. in 1999, Mr. Marino resigned as Chief Executive Officer effective March 1, 1998, as noted below.

         Subsequent to the 1998 year end, on March 1, 1999, Andrew M. Weiss succeeded Mr. Marino as Chief Executive Officer and on that date entered into an employment arrangement with the Company under which he is entitled to base compensation at the rate of $175,000 per year. On March 1, 1999, the Company granted to Mr. Weiss an option to purchase 250,000 shares of the Company's Common stock at the closing market price on the day of grant of $8.00 per share. The option granted to Mr. Weiss vested one-third on grant and will vest one-third on each of March 1, 2000 and March 1, 2001. Mr. Marino will not be a candidate for reelection to the Board at the shareholders meeting of June 14, 1999.

DIRECTOR COMPENSATION

         Non-employee directors did not receive cash compensation from the Company for their services as members of the Board of Directors during 1998. The Company, in the past, has granted options to non-employee directors with the shares subject to the option to vest in installments over a several year period. On June 12, 1998, the Company granted options to purchase 40,000 shares to each of its three non-employee directors, Mr. Delaney, Mr. Green and Dr. Nicoloff . The options were granted at a price of $9.75, which was equal to fair market value on the date of grant. The options vested as to 13,334 shares on the date of grant and will vest with respect to 13,333 additional shares on the date of the annual shareholders meetings during the two succeeding years at which these directors are re-elected to the Board of Directors. The Minneapolis-based law firm of Lindquist & Vennum P.L.L.P., of which Patrick Delaney, a Director of the Company during 1998 and the current Secretary of the Company, is a partner was paid legal fees by the Company during 1998. Mr. Delaney voluntarily resigned as a Director on April 19, 1999 and will not be a candidate for election to the Board at the Shareholders' meeting of June 14, 1999.

Board Compensation Committee Report

         This is a report of the Compensation Committee of the Board of Directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

         COMPENSATION PHILOSOPHY.

         The philosophy of the Company is to provide competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

         BASE SALARY.

         Executive base salary is reviewed annually and adjustments, if any, are based upon levels of responsibility, experience, external pay practices and the rate of inflation.

         CASH BONUSES.

         Bonuses are awarded to executive officers in consideration of contributions to the Company and the Company's overall performance. No bonuses were paid to executive officers in 1998.

         STOCK OPTIONS.

         The Company's Stock Plan includes executive officers. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholders' interest in enhancing shareholder value.

         CHIEF EXECUTIVE OFFICER COMPENSATION.

         Joseph A. Marino entered into an employment agreement with the Company as of May 7, 1993 for a term of one year beginning January 1, 1994 and thereafter continuing in effect from year to year unless terminated. Under the employment agreement, as amended by Amendment No. 1 dated as of July 1, 1994, Mr. Marino was paid an annual compensation of $170,000. On March 1, 1999, the Company hired Andrew M. Weiss as Chief Executive Officer and President.

         BOARD ACTION.

         All recommendations of the Compensation Committee have been or are subject to Board of Director approval.

Submitted by the Compensation Committee of the Board of Directors

         DEMETRE NICOLOFF, M.D., PH.D.

         JEFFREY W. GREEN

                                PERFORMANCE GRAPH

The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year share returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and has created a peer index of Nasdaq Surgical, Medical and Dental Instruments and Suppliers stocks which is composed of Nasdaq issuers (U.S. Companies) with a SIC code beginning with the digits 384. The Company has presented a table below that compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of December 31, 1993, with the Nasdaq Stock Market Index and the Company created Surgical, Medical and Dental Instruments and Suppliers Index, assuming the reinvestment of all dividends:

                          COMPANY INDEX      MARKET INDEX      PEER INDEX

           12/31/93          100.000            100.000          100.000
           12/30/94           84.444             97.752           16.575
           12/29/95          151.111            138.265          162.507
           12/31/96          231.111            170.025          152.275
           12/31/97          120.000            208.532          173.768
           12/31/98          146.667            293.832          194.534

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                (PROPOSAL NO. 2)

         In April 1999, the Board of Directors of the Company adopted a resolution, subject to shareholder approval and ratification, approving an amendment to the Company's Articles of Incorporation to increase the aggregate number of shares of common stock authorized for issuance from 10,000,000 to 20,000,000 and authorizing the creation of 5,000,000 shares of undesignated stock that would be available for issuance by the Board of Directors in the future. The relative rights, preferences and other terms of the undesignated stock would be determined by the Board prior to any issuance. A copy of the proposed amendment is attached as Exhibit A.

         As of April 26, 1999, of the 10,000,000 shares of common stock currently authorized, the Company had (i) 4,467,337 shares outstanding, (ii) 677,167 shares reserved for issuance pursuant to options, warrants, convertible securities and other arrangements, and (iii) 246,580 shares authorized and available for future issuance. If this proposal is adopted to increase the Company's authorized shares of Common stock to 20,000,000, the Company will have 14,608,916 shares of common stock authorized and available for future issuance.

         The proposed increase in the number of shares of common stock authorized for issuance by the Company is designed to ensure that shares of common stock will be available, if needed, for various corporate purposes including, but not limited to, stock splits, stock dividends and other distributions. Although the Company plans to seek additional equity capital during fiscal 1999, it currently has no arrangements, commitments or understandings with respect to the issuance of any of the additional shares that would be authorized by the proposed amendment; however, the Board believes it is desirable to have the authorized capital of the Company sufficiently flexible so that future business needs and corporate opportunities may be dealt with by the Board of Directors without undue delay or the necessity of holding a special shareholders' meeting.

         The Board of Directors believes the creation of undesignated stock and the ability to issue multiple classes of stock is in the best interests of the Company and its shareholders in that the existence of such shares would provide the Board with flexibility in managing the Company's capital structure by allowing the issuance of additional equity, rather than debt, when the Board deems it to be advantageous. The undesignated stock could be issued in connection with, among other things, stock dividends, financing transactions, corporate mergers, acquisitions, employee benefit plans and other corporate purposes. The availability of undesignated stock would allow the issuance of such shares in the future without the expense and delay of a special Shareholder's Meeting. The shares of undesignated stock would be available for issuance without further shareholder action unless such action were required by applicable law or the rules of the Nasdaq Stock Market or any other stock exchange on which the Company's securities may then be listed or traded.

         The proposed undesignated stock would be "blank check" undesignated stock, which means that the Board of Directors would have the discretion, from time to time, to determine the designations and relative voting, distribution, dividend, conversion, liquidation, and other rights, preferences, and limitations of undesignated stock, including, among other things: (i) the designation of each class or series and number of shares in a class or series;
(ii) the dividend rights, if any, of the class or series; (iii) the redemption provisions, if any, of the shares; (iv) the preference, if any, to which any class or series would be entitled in the event of the liquidation or distribution of the Company's assets; (v) the provisions of a purchase, retirement or sinking fund, if any, to accommodate redemption of the undesignated stock; (vi) the rights, if any, to convert or exchange the shares into or for other securities; (vii) the voting rights, if any (in addition to any prescribed by law), of the holders of the shares of the class or series;
(viii) the
conditions or restrictions, if any, on specified actions of the Company affecting the rights of the shares; and (ix) any other preferences, privileges, powers, rights, qualifications, limitations or restrictions of or on the class or series. Depending on the rights and preferences designated for any particular series, issuances of undesignated stock could have the effect of diluting shareholders' equity, earnings per share and voting rights attributable to the common stock. In so designating any of these shares, the Board could designate the stock as preferred stock.

         The Board of Directors will make any determination to issue shares of undesignated stock based on its judgment at the time as to the best interests of the Company and its shareholders. Although the Board of Directors has no current plans of doing so, it could issue a series of undesignated stock that might, depending on the terms of such series, impede or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means that the Board of Directors determines not to be in the best interests of the Company and its shareholders. Under certain circumstances, for example, such shares could be used to create voting impediments or to deter persons or entities seeking to effect a takeover or otherwise gain control of the Company. The issuance of Undesignated Stock could also be used to dilute the stock ownership of a potential acquirer. Such shares could be sold in public or private transactions to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines not to be in the best interests of the Company and its shareholders. In addition, shares of Undesignated Stock could be used in connection with the adoption by the Board of a shareholder rights plan in which rights to purchase shares of Undesignated Stock could become exercisable by holders of Common stock upon the occurrence of certain triggering events. The existence of such a shareholder rights plan could delay, impede or prevent offers for the Company that the Board of Directors determines not to be in the best interests of the Company and its shareholders.

         While the Board has in the past discussed the merits of a shareholder rights plan and may in the future decide to adopt such a plan, the Board of Directors has no current arrangements, agreements or understandings regarding the adoption of a shareholder rights plan or for the issuance of any series of undesignated Stock, should the proposed amendment to the Company's Articles of Incorporation be approved and adopted.

         If adopted by the shareholders, the proposed amendment will be accomplished by the filing of Articles of Amendment with the Secretary of State of the State of Minnesota, which would be expected to be accomplished promptly following shareholder approval.

         VOTE REQUIRED

         The affirmative vote of the holders of a majority of the Common stock of the Company, voting at the meeting in person or by proxy, is required for the approval of the increase in authorized shares of the Company.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                SHAREHOLDERS VOTE "FOR" ADOPTION OF PROPOSAL 2.

                              APPROVAL OF AUDITORS
                                  (PROPOSAL #3)

         PricewaterhouseCoopers LLP, independent public accountants, have been the auditors for the Company since 1987. They have been reappointed by the Board of Directors as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of PricewaterhouseCoopers LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
           APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                             -----------------------

                              SHAREHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. Shareholder proposals for the 2000 Annual Meeting of Shareholders prepared in accordance with the proxy rules must be received by the Company in writing no later than January 15, 2000. Additionally, if the Company receives notice of a shareholder proposal after April 2, 2000, the proposal will be considered untimely pursuant to SEC rule 14a-4 and 14a-5(d) and the persons named in proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting of Shareholder may exercise discretionary voting power with respect to the proposal.

                                     GENERAL

       SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all such reports have been filed in a timely manner, except that Mr. Morino, Mr. Dalaney, Dr. Nicoloff and Mr. Buonomo filed forms 5 in May 1999 reporting the June 1998 grant of options by the Company to them.


       OTHER BUSINESS

         The management of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

         The Company's 10-K Annual Report to the Securities and Exchange Commission for the fiscal year ended December 31, 1998 is enclosed herewith.

                                        By Order of the Board of Directors,


                                        Andrew M. Weiss
                                        CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                    EXHIBIT A


                                   PROPOSAL 2

         Article 5 of the Company's Articles of Incorporation is hereby amended to read as follows

         The aggregate number of shares that the Corporation has authority to issue shall be twenty-five million (25,000,000) shares, which shall consist of Twenty Million (20,000,000) shares that shall be designated as common shares, $.01 par value and five million (5,000,000) of undesignated shares. The Board of Directors of the Corporation is authorized to establish from the undesignated shares by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each class or series, and to fix the relative powers, qualifications, restrictions, rights and preferences of each such class or series, including, without limitation, the right to create voting, dividend and liquidation rights and preferences greater than those of common stock. The Board of Directors may designate such shares as shares of Preferred Stock or may designate such shares as additional common shares.

                                      PROXY
                            APPLIED BIOMETRICS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 14, 1999

        The undersigned hereby appoints Andrew M. Weiss, Chief Executive Officer and Patrick Delaney, Secretary of the Company (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common stock of Applied Biometrics, Inc., held of record by the undersigned on April 26, 1999, at the ANNUAL MEETING OF SHAREHOLDERS to be held on June 14, 1999, or any adjournment thereof.

   (1) ELECTION OF     |_| FOR all nominees        |_| WITHHOLD AUTHORITY
       DIRECTORS:      (except as marked below)    to vote for nominees listed

       ANDREW M. WEISS, DEMETRE NICOLOFF, M.D., PH.D., AND JEFFREY W. GREEN

       (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

   (2) PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 to 20,000,000 AND TO AUTHORIZE 5,000,000 UNDESIGNATED SHARES:

       |_| FOR              |_| AGAINST            |_| ABSTAIN

   (3) PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP FOR THE CURRENT FISCAL YEAR.

       |_| FOR               |_| AGAINST


         (continued, and to be completed and signed on the reverse side)

                         (continued from the other side)

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.


                                     Dated:___________________________, 1999


                                     Signed:________________________________
                                              Signature of Shareholder


                                     Signed:________________________________
                                              Signature of Shareholder



                    Please vote, date and sign this proxy as your name is printed hereon. When signing as attorney, executory administrator, trustee, guardian, etc. give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.